Exhibit 99.1

American Energy Development Corp. - AED Granted DTC Eligibility Status by the Depository Trust Company (DTC)

NEW YORK, Jan. 30, 2012 (GLOBE NEWSWIRE) -- American Energy Development Corp. (OTCBB: AEDC) hereafter "AED", is pleased to announce that that the Company has been granted eligibility status by the Depository Trust Company (DTC). DTC provides banks, brokerage firms and other institutions with an efficient means of executing and settling trades electronically.

The Depository Trust Company (DTC) is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Securities and Exchange Commission. DTC brings efficiency to the securities industry by retaining custody of over three million securities issues, effectively "dematerializing" the issue so that they exist only as electronic files rather than as countless pieces of paper. The depository also provides the services necessary for the maintenance of the securities it has in custody.

Herold Ribsskog, President of AED, said "Becoming DTC eligible allows AED to trade with institutions and the broader investment community on a daily basis, which is essential in increasing AED's exposure and attracting new investors to our company. We also believe DTC eligibility will assist in creating increased liquidity in our stock, which we anticipate will facilitate future financings."

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," "potential," "prospective," or "recoverable" reserves, resources or resource potential among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT:   American Energy Development Corp.
       Joel Felix, Chief Financial Officer
       1230 Avenue of the Americas, 7th Floor
       New York, NY 10020
       Phone: (855) 645-2332
       Fax: (917)-639-4000
       Web: www.aed-corp.com
       Email: ir@aed-corp.com